                            PRUDENTIAL REALTY TRUST

                                PRUDENTIAL PLAZA
                            NEWARK, NEW JERSEY 07102

                            ------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 4, 1995

                            ------------------------

                              GENERAL INFORMATION

    The accompanying proxy is solicited by the Board of Trustees of Prudential Realty Trust (the "Trust") for use at the Annual Meeting of Shareholders to be held at 2:00 p.m., Thursday, May 4, 1995 to discuss 1994 Financial Results. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of the Trust or by delivering a duly executed proxy bearing a later date than the proxy previously given or by attending and voting in person at the Meeting. The Income Shares and Capital Shares of Beneficial Interest (together the "Shares") represented by a proxy, where given and not so revoked, will be voted and, where the shareholder specifies a choice with respect to any matter to be acted upon and for which a ballot is provided in the proxy, the Shares will be voted in accordance with the specifications so made.

    The cost of soliciting proxies will be borne by the Trust. In addition to solicitation by mail, proxies may be solicited personally, or by telephone or telegraph, by officers of the Trust, who will not receive any additional compensation for such services. The Trust will also request banking institutions, brokerage firms, custodians, trustees, nominees and other like parties to forward the solicitation material to the beneficial owners of Shares held of record by such persons, and the Trust will, upon request of such record holders, reimburse reasonable forwarding charges and expenses.

    This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about April 1, 1995.

                               SHARES OUTSTANDING

    The close of business on March 16, 1995 has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the Meeting. On that date, the Trust had 11,135,000 Income Shares and 11,135,000 Capital Shares outstanding. Each Share is entitled to one vote at the Meeting. There is no right to cumulative voting. A majority of the outstanding Shares, represented in person or by proxy, will constitute a quorum at the Meeting.

    As of March 16, 1995, to the knowledge of the Trust, the following individuals were beneficial owners of more than 5% of the Capital Shares of the
Trust:

NAME                                                        NUMBER OF SHARES   PERCENT OF CLASS
                                                            -----------------  -----------------
Richard M. Osborne........................................        1,902,800            17.1%

    As of March 16, 1995, to the knowledge of the Trust, the following entities were beneficial owners of more than 5% of the Income Shares of the Trust:

NAME                                                        NUMBER OF SHARES   PERCENT OF CLASS
                                                            -----------------  -----------------
Turkey Vulture Fund XIII, Ltd.............................       576,100(1)             5.2%

------------------------
(1) Richard M. Osborne is the managing member of the Turkey Vulture Fund XIII, LTD., an Ohio limited liability company.

    As of March 17, 1995, Trustees and officers of the Trust, as a group (7 persons) owned beneficially 7,200 (.06%) of the outstanding Income Shares of the Trust and 2,700 (.02%) of the outstanding Capital Shares of the Trust.

                              ELECTION OF TRUSTEES

NOMINEES

    The Trust currently has five Trustees, each of whom is a nominee for reelection. Mr. Bryant and Mr. Murray have served as Trustees since the inception of the Trust on June 19, 1985. Mr. Danker was elected in June, 1994, Mr. Boyle was elected in September, 1991, and Mr. Selzer was elected in December, 1991. Mr. Selzer previously served as Trustee during 1985 and 1986. The Shares represented by the accompanying proxy, unless other instructions are given, will be voted for the election of such nominees to the Board of Trustees of the Trust. Should any such nominee become unavailable for any reason to serve at the time of the Meeting (which is not anticipated), the Shares represented by the accompanying proxy will be voted for the remaining nominees and, in the discretion of the persons named as proxies, for such substitute nominee or nominees as may be selected by such proxies. Except where otherwise stated, each Trustee has sole voting and investment power with respect to the Shares attributed to him.

          TRUSTEES                    POSITION WITH THE TRUST
-----------------------------  -------------------------------------
 Jeffrey L. Danker             President and Trustee
 Joseph M. Selzer              Vice President, Treasurer and Trustee
*Richard J. Boyle              Trustee
*Francis L. Bryant, Jr.        Trustee
*Thomas F. Murray              Trustee


       OTHER OFFICERS
-----------------------------
 Stephen C. Parker             Vice President and Secretary
 James W. McCarthy             Vice President and Comptroller

------------------------
*Trustee  is unaffiliated (an "Unaffiliated Trustee") with The Prudential Realty
 Advisors, Inc. (the "Advisor") and is a member of the Audit Committee, which is responsible for reviewing the Trust's annual financial statements and other matters relating to the Trust's financial affairs. It is the policy of the Trust that all members of the Audit Committee shall be Unaffiliated Trustees.

    The Board of Trustees recommends a vote FOR all the nominees.

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
    Jeffrey L. Danker, age 39, is Managing Director of the Capital Markets Unit of the Prudential Realty Group. He is responsible for the acquisitions and sales of commercial real estate debt products in the secondary markets for The Prudential Insurance Company of America's ("Prudential") general account. In addition, he is responsible for the origination and management of mortgage investments made by Prudential on behalf of institutional clients, and unsecured or credit based real estate financings for Prudential's general account. Previously he was responsible for Prudential's mortgage loan operations in first the Southern, and then the Northeastern regions. He has been employed by Prudential since 1981.

    Joseph M. Selzer, age 49, is Vice President of The Prudential Realty Group. He is responsible for the management of Prudential Realty Trust and sales of commercial real estate debt products in the secondary market. Prior to his current position, he was responsible for product development and property sales. Mr. Selzer is a Certified Public Accountant, a Chartered Life Underwriter, and member of the New Jersey Bar. Prior to joining Prudential in 1979, he worked as an Internal Revenue Agent before joining the Tax Department of Coopers & Lybrand where he concentrated on real estate related clients.

    Richard J. Boyle, age 51, is Vice Chairman and Director of The Chase Manhattan Corporation and its principal subsidiary, The Chase Manhattan Bank, N.A. Mr. Boyle is responsible for Chase's credit policy function and real estate finance business, and serves on various major policy committees of the corporation. He has been employed by Chase since 1965. In addition, Mr. Boyle serves as Director or Trustee of the National Realty Committee, the Committee for Economic Development, and St. Vincent's Hospital and Medical Center. He is Chairman of the Board of Directors of the YMCA of Greater New York and a member of the Columbia Business School Real Estate Advisory Board and the Finance Council of the Archdiocese of Newark.

    Francis L. Bryant, Jr., age 64, is Vice-Chairman of Perigrine Mortgage Company and President of Related Investment Corporation. He has served as an Executive Vice President of Manufacturers Hanover Trust Company ("Manufacturers Hanover"), the officer in charge of its Real Estate Division and the senior real estate lending officer for Manufacturers Hanover Corporation. He retired from Manufacturers Hanover on June 30, 1987. Mr. Bryant has served as a Trustee of the Urban Land Institute, Director of the Realty Foundation of New York, and a member of the Board of Governors of the Real Estate Board of New York.

    Thomas F. Murray, age 84, is Chairman of American Continental Properties, Inc. of New York and was its President from 1978-1981. He also serves as a Director of PaineWebber Cashfund, Inc. and other PaineWebber Mutual Funds. Mr. Murray is a Trustee and Past President of the Urban Land Institute. In addition, Mr. Murray has served on numerous boards of banks and commercial companies and as financial and real estate consultant to various enterprises throughout the United States.

    Stephen C. Parker, age 47, is an Assistant General Counsel of The Prudential. He is the secretary or assistant secretary and general counsel of several Prudential affiliates. He is a member of the Colorado and Illinois bars and has been employed by The Prudential since 1985.

    James W. McCarthy, age 37, is Director of Accounting of The Prudential and The Prudential Investment Corporation. Mr. McCarthy also serves as an Assistant Treasurer for several other Prudential affiliates. Mr. McCarthy is responsible for management reporting for the Prudential's general account real estate investments and financial reporting for several of Prudential's affiliates. Mr. McCarthy is a Certified Public Accountant. Prior to joining The Prudential in 1988, he worked for Touche Ross & Co. (currently Deloitte & Touche) before joining J.P. Morgan Securities Inc. where he worked in the Comptroller's Department.

    The Audit Committee of the Board of Trustees and the Board of Trustees held four regularly scheduled Meetings during the year ended December 31, 1994. Each Unaffiliated Trustee receives $10,000 annual compensation for serving as a Trustee plus $500 for attending each Meeting of the Trustees and each Committee Meeting not held in conjunction with a Trustee's Meeting; affiliated

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
Trustees and Officers of the Trust do not receive any compensation from the Trust. Each Unaffiliated Trustee is reimbursed the reasonable expenses of attending any Meeting of the Trustees or any Committee Meeting. The Officers serve at the pleasure of the Trustees. The Trust does not have a Nominating or Compensation Committee of the Board of Trustees.

    The following officers of the Trust are also officers of the Advisor holding the positions noted: Jeffrey L. Danker, Director and President; Joseph M. Selzer, Director and Vice President; Stephen C. Parker, Secretary and General Counsel; and James McCarthy, Assistant Treasurer.

    Neither the President nor any other officer of the Trust is compensated directly or indirectly by the Trust. Each such officer is compensated solely by the parent company of the Advisor pursuant to employment agreements between those officers and such parent company.

    The properties purchased by the Trust on August 29, 1985, were acquired from The Prudential, an affiliate of the Advisor.

    The Advisor has entered into an agreement to act as Advisor to the Trust (the "Advisory Agreement") and received an initial fee of $1,093,000 in connection with the organization of the Trust and the Trust's acquisition of the properties.

    The Advisor also receives a portfolio management fee based on Average Invested Assets (as defined in the Advisory Agreement) of the Trust which is payable after the end of each fiscal quarter. The Advisor received a portfolio management fee of $868,500 for the year ended December 31, 1994. Upon disposition of the properties the Advisor will receive an incentive disposition fee based on the gain on the sale of the properties; and a selling commission based on the gross price of any sale of property for which the Advisor acts as broker. In addition, the Trust is required to reimburse the Advisor for all expenses relating to services of the Advisor in the performance of its duties under the Advisory Agreement, except that the Advisor is required to pay employment and travel and related out-of-pocket expenses of its personnel, rent and other office expenses, expenses of Trustees and Officers of the Trust who are also employees of the Advisor or an affiliate of the Advisor, and all overhead expenses of the Advisor. Reimbursements paid to the Advisor totalled $82,500 for the year ended December 31, 1994.

    The Trust's former Vice President and Comptroller, who resigned on February 3, 1994, did not file SEC Form 4 on a timely basis during fiscal year 1994, as required by Section 16(a) of the Exchange Act.

    The Trust anticipates that it will qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), for the fiscal years ended December 31, 1994 and 1993. The Trust is aware that in prior years it did not follow a procedural requirement of the Code and regulations thereunder regarding requesting and retaining certain information from large shareholders. As a result, the status of the Trust as a real estate investment trust in prior years is uncertain even though the Trust believes that the substantive requirements of the Code were satisfied. The Advisor has agreed to indemnify the Trust against any resulting taxes and related costs the Trust may incur. Accordingly, the Trust does not believe that there will be any adverse effect on its results of operations or financial condition.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Trustees has unanimously selected Deloitte & Touche who have served as independent accountants for the Trust since its inception in 1985, as independent accountants for the Trust for the year ending December 31, 1995. The ratification of the selection of independent accountants is to be voted upon at the Meeting and it is intended that the persons named in the accompanying proxy will, unless other instructions are given, vote for Deloitte & Touche. A representative of Deloitte & Touche is expected to be present at the Meeting. The representative will be given an opportunity to make a statement and will be available to respond to appropriate questions from shareholders. The Board of Trustees recommends a vote FOR this ratification.

                                 ANNUAL REPORT

    A copy of the Trust's 1994 Annual Report to shareholders, which includes audited financial statements, has been mailed to all shareholders of the Trust and it does not constitute a part of the proxy solicitation material.

                             SHAREHOLDER PROPOSALS

    Any proposal by a shareholder of the Trust intended to be presented at the Annual Meeting of Shareholders to be held in 1996 to discuss 1995 Financial Results must be received by the Trust at its principal offices not later than November 22, 1995 for inclusion in the Trust's proxy statement and form of proxy relating to that Meeting. Any such proposal must comply with the requirements of the proxy solicitation rules of the Securities and Exchange Commission.

                                 OTHER MATTERS

    Neither management nor the Trustees know of any matter to be acted upon at the Annual Meeting to discuss 1994 Financial Results other than the matters described herein. If, however, any other matter properly comes before the Meeting, the proxyholders will, at their discretion, vote thereon in accordance with their best judgment.

    You are urged to complete, sign, date, and return your proxy promptly to make certain your Shares are voted at the Annual Meeting to discuss 1994 Financial Results. A majority of the total number of shares outstanding is required for quorum purposes by the Declaration of Trust. Therefore, it is important that you vote and that you promptly return your proxy so that your Trust will not have to bear the additional expense of another solicitation of proxies. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

                                          For the Trustees,

                                          Jeffrey L. Danker
                                          PRESIDENT AND TRUSTEE

March 29, 1995

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE TRUST OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

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